TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement ("Agreement") is effective as of the 6th day of September, 2006 ("Effective Date") and is entered into by and between Jim Banister, an individual, residing at 941 Cutter Lane, Park City, Utah 84098 ("Banister"), and SpectrumDNA, Inc. ("SDNA"), a Utah corporation located at 136 Heber Ave., Auite 102, Park City, Utah 84060.

RECITALS

A. Banister owns and uses the name and/or trademark SPECTRUM, and U.S. Federal Trademark Reg. No. 3,137,900 therefor, and also owns an interest in Spectrum Mediaworks, a California corporation;

B. SDNA operates a development and holding company for next-generation consumer and business applications for the web and mobile wireless – a/k/a "Web2.0" properties ("the Business");

C. SDNA desires to use the trademark SPECTRUM alone and within the mark "SpectrumDNA," referred to herein as the "Marks" in various ways in connection with company's business; and

D. Banister is willing to permit such use of the Marks under the terms and conditions set forth in this Agreement.

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. GRANT OF LICENSE.

1.1 GRANT OF LICENSE. Banister hereby grants to SDNA an exclusive worldwide license, transferable to SDNA's successors or assigns, to use the Marks in furtherance of the Business, provided that such use is not directly competitive with the current business of Spectrum Mediaworks, Inc.

1.2 RESERVATION OF RIGHTS. Banister hereby reserves any and all rights not expressly and explicitly granted in this Agreement, including Banister's right to authorize or license use of the Marks or any other trademarks or names containing Spectrum to Spectrum Mediaworks for use in connection with its business, which Banister represents is not competitive with that of SDNA.

2. CONSIDERATION. For the rights granted to SDNA herein, Banister accepts as payment in full the issuance of founders' shares to him in SDNA. No further consideration shall be required, and Banister hereby acknowledges the receipt and sufficiency of the consideration stated above. The license fee due hereunder is exclusive of any applicable taxes.

3. TERM AND TERMINATION. The term of the license granted herein shall be perpetual, and may be terminated only by SDNA by providing written notice to Banister.

4. GENERAL

4.1 GOVERNING LAW. This Agreement shall be subject to and governed in all respects by the statutes and laws of the State of Utah without regard to the conflicts of laws principles thereof.

4.2 ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement and understanding between the parties and integrates all prior discussions between them related to its subject matter. No modification of any of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of each party.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

SpectrumDNA

By ____________________

Its CEO

____

Date 9-6-06

Jim Banister

____

Date 9/6-06